UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2007

INOVA TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-27397

(Commission File Number)

98-0204280

(I.R.S. Employer Identification Number)

233 Wilshire Blvd. Suite 300

Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

(800) 757 9808

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01 Regulation FD Disclosure

Since the Company commenced trading on the Pink Sheets, the Company’s Board felt that it was important to provide a shareholder update to confirm that the Company will continue with “business as usual”.

Despite the change in the Company’s listing, the Company will continue to file its required reports with the SEC, as we disclosed in our Form 8-K filed on September 25, 2007.

The Company is still working on completing the acquisition of Desert Communications. We are also continuing to assess other acquisition opportunities, however, we are being very selective in order to pursue only acquisition candidates that will provide significant shareholder value.

We are also working on raising additional capital through private placements for the Company and we will attempt to structure the combination of additional capital and acquisitions in a way that enables the company to qualify for listing on the Nasdaq Stock Market or the American Stock Exchange.

We remain excited about the RFID business. We are completing development of anti-counterfeit solutions for the pharmaceutical industry and the luxury goods industries and expect to be able to launch the products in late 2007 and early 2008.

The Company is also making progress toward establishing a larger presence in Asia Pacific through a soon-to-be established Australian subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVA TECHNOLOGY INC.

By:

/s/ Adam Radly

Date: October 9, 2007

Adam Radly

Chairman and Chief Executive Officer